UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2026
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment of the Omnibus Equity Incentive Plan
As described in Item 5.07 below, at the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (“Cadence”) held on May 7, 2026 (the “2026 Annual Meeting”), Cadence stockholders approved an amendment of Cadence’s Omnibus Equity Incentive Plan (the “Omnibus Plan”). The board of directors of Cadence (the “Board”) had previously approved the amendment of the Omnibus Plan on February 12, 2026, subject to stockholder approval. The amendment includes the following material changes: (i) increases the number of shares of common stock authorized for issuance under the Omnibus Plan by 5,000,000 shares; (ii) eliminates the fixed term of the Omnibus Plan, which would otherwise end on April 30, 2030, such that the Omnibus Plan would continue in effect until terminated by the Board or until all available shares are issued, if earlier; and (iii) modifies certain other provisions related to the administration and interpretation of the Omnibus Plan.
A more detailed description of the Omnibus Plan and related matters was set forth in Cadence’s Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on March 25, 2026 (the “Proxy Statement”), under the heading “Proposal 2: Approval of the Amendment of the Omnibus Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary and the summary set forth in the Proxy Statement do not purport to be a complete description of the Omnibus Plan. They are qualified in their entirety by reference to the text of the Omnibus Plan, which is set forth in Appendix A to the Proxy Statement.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2026 Annual Meeting, Cadence stockholders voted on the following proposals, which are described in detail in the Proxy Statement.

1.A proposal to elect the eleven (11) directors named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. Each of the eleven (11) director nominees named in the Proxy Statement was elected as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark W. Adams	213,641,523	11,871,388	508,228	18,337,442
Ita Brennan	197,550,600	27,957,323	513,216	18,337,442
Lewis Chew	219,522,489	5,976,372	522,278	18,337,442
Anirudh Devgan	223,808,980	1,403,711	808,448	18,337,442
Moshe Gavrielov	223,914,955	1,553,434	552,750	18,337,442
ML Krakauer	220,002,370	5,510,919	507,850	18,337,442
Julia Liuson	221,571,690	3,819,720	629,729	18,337,442
James D. Plummer	218,597,539	6,768,013	655,587	18,337,442
Alberto Sangiovanni-Vincentelli	210,132,429	15,237,989	650,721	18,337,442
Young K. Sohn	220,567,252	4,901,487	552,400	18,337,442
Luc Van den hove	221,687,359	3,825,730	508,050	18,337,442

2.A proposal to approve the amendment of the Omnibus Equity Incentive Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
216,695,272	8,512,065	813,802	18,337,442

3.An advisory resolution to approve named executive officer compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
195,205,028	29,350,859	1,465,252	18,337,442

4.A proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2026. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
243,583,173	167,184	608,224	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 11, 2026

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Marc Taxay
Marc Taxay
Senior Vice President, General Counsel and Corporate Secretary